UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 29, 2007
Premier Exhibitions, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.
     On September 1, 2007, Premier Exhibitions, Inc. (the “Company”) entered into an Employment Agreement with Bruce Eskowitz, pursuant to which Mr. Eskowitz will serve as the Company’s President and Chief Executive Officer. On the same date, the Company and Arnie Geller agreed to amend Mr. Geller’s existing Employment Agreement in order to reflect the appointment of Mr. Geller as the Company’s Chairman (in addition to maintaining his existing position as the Company’s Chairman of the Board) and Mr. Eskowitz as the Company’s President and Chief Executive Officer. A description of each of Mr. Eskowitz’s Employment Agreement and the amendment to Mr. Geller’s Employment Agreement is included in Item 5.02 of this Current Report on Form 8-K, which descriptions are incorporated into this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Bruce Eskowitz Appointed as President, Chief Executive Officer and Director. Effective September 1, 2007, the Company’s Board of Directors appointed Bruce Eskowitz, age 49, to be the Company’s President and Chief Executive Officer. Prior to joining the Company and since January 2007, Mr. Eskowitz was the Chief Executive Officer of the North American Music division of Live Nation, Inc., the world’s largest live music company. In such capacity, he directed Live Nation’s North American local and national live music strategy, including concert promotion, venue management and sponsorships and alliances. From October 2005 to December 2006, Mr. Eskowitz was the President and Chief Executive Officer of the Global Venues and Alliances division of Live Nation. Prior to that, and from 2004 to October 2005, he served as the President and Chief Executive Officer of Live Nation’s Properties division. Prior to 2004, Mr. Eskowitz was the President of Live Nation’s National Sales and Marketing division.
     Effective September 1, 2007, the Board of Directors also appointed Mr. Eskowitz to fill one of the vacancies resulting from the expansion of the Board of Directors, which expansion is described in Item 5.03 of this Current Report on Form 8-K.
     On September 1, 2007, the Company and Mr. Eskowitz also entered into a five year Employment Agreement. Such Employment Agreement, which was approved by the Company’s Compensation Committee, provides that Mr. Eskowitz will be entitled to an annual base salary of $625,000, subject to a cumulative increase of not less than 5% on each anniversary date of the Employment Agreement. In addition, Mr. Eskowitz will be entitled to receive the following bonus payments: (i) $951,923 on October 15, 2007; (ii) $1,000,000 on June 1, 2008; and (iii) an annual performance bonus. All bonus payments will be contingent upon Mr. Eskowitz’s continued employment with the Company on the applicable bonus payment date and, in the case of the performance bonus, will be contingent upon Mr. Eskowitz meeting reasonable performance criteria and benchmarks to be determined by the Compensation Committee. The Employment Agreement also provides that Mr. Eskowitz will be entitled to a seat on the Company’s Board of Directors during the term of the Employment Agreement, subject to continued shareholder approval.
     Pursuant to the Employment Agreement, on September 1, 2007, the Compensation Committee awarded Mr. Eskowitz: (i) a ten year option to purchase 625,000 shares of the

Company’s Common Stock at an exercise price of $15.82 per share, that being the closing price of the Company’s Common Stock on the Nasdaq Global Market on August 31, 2007; and (ii) 625,000 shares of restricted stock. The stock option shall vest, subject to Mr. Eskowitz’s continued employment with the Company through the applicable vesting dates, as follows: 100,000 shares on the first anniversary of the Employment Agreement; 125,000 shares on the second anniversary; 130,000 shares on the third anniversary; 135,000 shares on the fourth anniversary; and the remaining 135,000 shares on the fifth anniversary. The shares of restricted stock shall vest, subject to Mr. Eskowitz’s continued employment with the Company through the applicable vesting dates, as follows: 100,000 shares on the first anniversary of the Employment Agreement; 125,000 shares on the second anniversary; 130,000 shares on the third anniversary; 135,000 shares on the fourth anniversary; and the remaining 135,000 shares on the fifth anniversary.
     Mr. Eskowitz is also eligible to participate in the Company’s incentive compensation and benefit plans and arrangements for executive officers as may be in effect from time to time. The Company’s existing incentive compensation plans and arrangements are more fully described under the sections of the Company’s 2007 proxy statement dated June 27, 2007 entitled “Compensation of Named Executive Officers and Directors — Long-Term Equity Incentive Compensation,” and “- Perquisites and Other Personal Benefits,” which descriptions are incorporated herein by reference.
     In the event that he is terminated without cause, as such term is defined in the Employment Agreement, Mr. Eskowitz will be entitled to one year’s severance. In addition, in such event, the stock option and restricted stock award grant to Mr. Eskowitz in connection with his Employment Agreement shall continue to accrue and vest in accordance with the vesting schedules set forth in the Employment Agreement. If a change of control of the Company occurs, as such term is defined in the Employment Agreement, and a material reduction in Mr. Eskowitz’s compensation, benefits or status occurs, Mr. Eskowitz will be entitled to receive a lump sum cash payment equal to 299% of his base salary as in effect on the date of the change of control.
     The Employment Agreement also contains covenants which prohibit Mr. Eskowitz from competing with the Company during the term of the Agreement; interfering, inducing, influencing or conspiring with any of the Company’s employees or consultants to terminate their relationship with or compete against the Company; or disclosing or using any of the Company’s confidential information. In addition, the Employment Agreement provides that the Company and Mr. Eskowitz will enter into a separate indemnification agreement relating to his service to the Company and contains other terms and provisions customary to such agreements.
     There are no arrangements or understandings between Mr. Eskowitz and any other persons with respect to his appointment as an officer or director of the Company. In addition, since March 1, 2006, there have been no transactions, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. Eskowitz or any member of his immediate family, had, or will have, a direct or indirect material interest.
     Arnie Geller Appointed as Chairman of the Board and Chairman. Effective September 1, 2007, the Board of Directors appointed Arnie Geller as the Company’s Chairman and approved amendments to Mr. Geller’s employment agreement designating his titles as Chairman of the

Board and as Chairman of the company and removing his titles of President and Chief Executive Officer. No other changes were made to Mr. Geller’s Employment Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Bylaw Amendment to Permit Uncertificated Shares. The Company’s Common Stock is listed and traded on the Nasdaq Global Market. As such, the Company is subject to the listing standards of the Nasdaq Stock Market. The Securities and Exchange Commission has adopted amendments to those listing standards that require Nasdaq-listed securities to be eligible to participate in a “direct registration program” by January 1, 2008. A “direct registration program” permits a shareholder’s stock to be recorded and maintained on the books of the company or the company’s transfer agent without the issuance of a physical stock certificate. Shares in this form are commonly referred to as “uncertificated” shares.
     On August 29, 2007, the Company’s Board of Directors amended and restated the Company’s Bylaws in order to provide for uncertificated shares. Specifically, Article V of the Company’s Bylaws was amended to permit the Company’s Board of Directors to provide by resolution that some or all of any class or series of Company stock may be uncertificated.
     Other Bylaw Amendments. On August 29, 2007, the Board of Directors also implemented the following additional Bylaw modifications: (i) Article II, Section 2 was amended to provide that the Company’s annual meeting of shareholders shall occur in August of each year unless otherwise determined by the Board of Directors (prior to their amendment, the Bylaws referred to a November annual meeting); (ii) Article II, Section 4 was amended to refer to Section 12(b) of the Exchange Act, that being the Section under which the Company’s securities are registered as a result of the Securities and Exchange Commission’s designation of the Nasdaq Stock Market as a national securities exchange (prior to their amendment, the Bylaws referred to the Section of the Exchange Act under which the Company’s securities had previously been registered); (iii) Article III, Section 1 was amended to (A) provide that the number of Directors of the Company shall not be less than three or more than nine (prior to their amendment, the Bylaws provided that the number of Directors of the Company would be not less than one or more than five), resulting in the creation of four vacancies on the Board of Directors, (B) provide that the Chairman of the Board shall chair all meetings of the Board of Directors and ensure that all such meetings are run in an orderly and efficient manner and (C) require the Board of Directors designate a Vice Chairman, who shall not be an executive officer of the Company, to preside at all Board of Directors’ and shareholders’ meetings in the absence of the chairman of the board; (iv) Article III, Section 8 was amended to provide that the Company’s annual meeting of shareholders shall occur in August of each year unless otherwise determined by the Board of Directors (prior to their amendment, the Bylaws referred to a November annual meeting); (v) Article IV was amended to specifically provide that the Company may appoint as officers a Chairman of the Board and a Chairman and to generally state the duties and responsibilities of such officer positions; and (vi) Article V, Section 3 was amended to provide generally that transfers of the Company’s securities shall be made in accordance with applicable law; and (vii) minor typographical errors were corrected.
     The preceding description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Premier Exhibitions, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: September 4, 2007	By:	/s/ Arnie Geller
Chairman